Exhibit 19(b)

Certifications Under Section 906
of the Sarbanes-Oxley Act of 2002

I, Christopher Perriello, President and Principal Executive Officer of the Carlyle AlpInvest Private Markets Secondaries Fund (the “Registrant”), and

I, Parker Hooper, Treasurer and Principal Financial Officer of the Registrant,

each certify to the best of their knowledge that:

1.The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Principal Executive Officer	Treasurer, Principal Financial Officer
Carlyle AlpInvest Private Markets Secondaries Fund	Carlyle AlpInvest Private Markets Secondaries Fund

/s/ Christopher Perriello, President	/s/ Parker Hooper, Treasurer
Christopher Perriello	Parker Hooper
Date: June 3, 2026	Date: June 3, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.